                                                                  Exhibit 10.1
Executive Version
SECOND AMENDMENT
TO THIRD AMENDED AND RESTATED
SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

SECOND AMENDMENT dated as of September 21, 2011 (this “Second Amendment”) to the THIRD AMENDED AND RESTATED SUPERPRIORITY DEBTOR IN POSSESSION CREDIT AGREEMENT dated as of January 13, 2011 (as amended by the First Amendment dated as of July 8, 2011, the “DIP Credit Agreement”), among THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the other BORROWERS party thereto, each of which is a debtor and debtor-in-possession in cases pending under Chapter 11 of the Bankruptcy Code, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, the parties hereto desire to amend the DIP Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Defined Terms.  As used herein, all capitalized terms that are not otherwise defined herein but are defined in the DIP Credit Agreement shall have the same meanings ascribed to such terms in the DIP Credit Agreement as amended by this Second Amendment.

2.           Definitions.  Section 1.01 of the DIP Credit Agreement is hereby amended by amending and restating the definition of “Measurement Period” as follows:

“Measurement Period” means, at any date of determination, the period from and including September 11, 2011 to and including the applicable date as set forth in the table under Section 6.14.

3.           Financial Statements and Other Information.  Section 5.01 of the DIP Credit Agreement is hereby amended as follows:

(a)           by amending and restating Section 5.01(c) in its entirety as follows:

     “(c) within 30 days after the end of each fiscal four-week period of each fiscal quarter of the Company, its consolidated balance sheet, income statement and related statements of cash flows as of the end of and for such fiscal four-week periods and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;”;

(b)           by amending and restating Section 5.01(d) in its entirety as follows:

“(d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer (i) certifying as to whether a Default or an Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) in the case of financial statements delivered in connection with clause (c) above only, setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and 6.14 (and with respect to the financial statements for any period starting with the period ending October 8, 2011 for which the Company is not required to be in compliance with Section 6.14, reasonably detailed calculations of Consolidated EBITDA for such period for informational purposes) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;”; and

(c)           by amending and restating the lead-in phrase in Section 5.01(f) as follows:  “until the delivery of the certificate specified in Section 5.01(d) in respect of the financial statements ending on the first date for which the Company is required to be in compliance with Section 6.14, within seven (7) Business Days after the end of each calendar week and thereafter, bi-weekly (so long as no Event of Default has occurred and is continuing)”.

4.           Minimum Excess Availability.  Section 6.12 of the DIP Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 6.12.  Minimum Excess Availability. The Loan Parties shall not permit the sum of (x) Excess Availability and (y) Cash and Cash Equivalents held in the Segregated Account at any time (A) prior to the delivery (the “First Specified Delivery Date”) of the certificate specified in Section 5.01(d) in respect of the financial statements ending on December 31, 2011, to be less than $100,000,000, (B) on or after the First Specified Delivery Date but prior to the delivery of the certificate specified in Section 5.01(d) in respect of the financial statements ending on February 25, 2012, $75,000,000 and (C) thereafter, $50,000,000.”

5.           Minimum Cumulative EBITDA.  Section 6.14 of the DIP Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 6.14.  Minimum Cumulative EBITDA.  The Company shall not, as of each date set forth below, permit Consolidated EBITDA for the Measurement Period ending on such date to be less than the amount set forth opposite such date; provided that if the Company files a Reorganization Plan providing for the full indefeasible repayment of the obligations under this Agreement in cash upon the effective date of such Reorganization Plan and otherwise in form and substance reasonably satisfactory with the Administrative Agent with the Bankruptcy Court prior to the date on which the certificate specified in Section 5.01(d) is required to be delivered in connection with the delivery of the financial statements ending on December 31, 2011, the Company shall not be required to comply with the covenant set forth in this Section 6.14 with respect to the Measurement Periods ending on the dates specified in the first two rows below (and such first two rows shall be deemed to have been deleted):

Date	Minimum Cumulative EBITDA
December 31, 2011	$10,000,000
January 28, 2012	$25,000,000
February 25, 2012	$40,000,000
March 24, 2012	$55,000,000
April 21, 2012	$70,000,000
May 19, 2012	$85,000,000
June 16, 2012	$100,000,000

6.           Conditions to Effectiveness.  This Second Amendment shall become effective on the date when the following conditions are met (the “Second Amendment Effective Date”):

 (a)           the Administrative Agent shall have received counterparts to this Second Amendment executed by each of (i) the Borrowers, (ii) the Required Lenders, (iii) the Revolving Lenders holding a majority of the Revolving Exposure and unused Revolving Commitments and (iv) the Lenders holding a majority of the outstanding Term Loans,

(b)           the Company shall have paid to the Administrative Agent in immediately available funds for the account of each Lender that has evidenced its agreement hereto as provided in clause (a) above by 5:00 p.m., New York City time, on September 20, 2011 (or such later deadline for receipt of signatures, if any, as may be agreed by the Company), a non-refundable fee (the “Amendment Fee”) in an amount equal to 0.25% of the sum of the Revolving Commitments and Term Loans of such Lender, and

(c)           the Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Second Amendment Effective Date required to be paid by the Company under any Loan Document.

7.           Ratification.  Except to the extent hereby amended, the DIP Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

8.           Expenses and Indemnity.  The Borrowers agree that their obligations set forth in Section 9.03 of the DIP Credit Agreement shall extend to the preparation, execution and delivery of this Second Amendment, including the reasonable and documented fees and disbursements of one primary counsel designated by the Administrative Agent.

9.           Limitation.  This Second Amendment shall be limited precisely as written and except as expressly provided herein, shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any term or condition of the DIP Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or have in the future under or in connection with the DIP Credit Agreement or any of the instruments or agreements referred to therein. Unless the context indicates otherwise, on and after the Second Amendment Effective Date, whenever the DIP Credit Agreement is referred to in the DIP Credit Agreement, the other Loan Documents or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the DIP Credit Agreement as amended by this Second Amendment.

10.           Counterparts.  This Second Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute but one and the same instrument.  A facsimile or .pdf copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

11.           Governing Law.  THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402) AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., as a Borrower
By:	/s/ Frederic F. Brace
Name:Frederic F. Brace
Title:CFO, CAO & Chief Restructuring Officer

EACH OF THE BORROWERS LISTED ON ANNEX A HERETO
By:	/s/ Christopher W. McGarry
Name:Christopher W. McGarry
Title:Authorized Officer

[Signature Page to Second Amendment]

ANNEX A

AAL REALTY CORP.
APW SUPERMARKETS, INC.
BERGEN STREET PATHMARK, INC.
BRIDGE STUART INC.
COMPASS FOODS, INC.
EAST BRUNSWICK STUART LLC
FOOD BASICS, INC.
HOPELAWN PROPERTY I, INC.
LANCASTER PIKE STUART, LLC
LO-LO DISCOUNT STORES, INC.
MACDADE BOULEVARD STUART, LLC
MCLEAN AVENUE PLAZA CORP.
PATHMARK STORES, INC.
PLAINBRIDGE LLC
SHOPWELL, INC.
SHOPWELL, INC. (NEW JERSEY)
SUPER FRESH FOOD MARKETS, INC.
SUPER FRESH/SAV-A-CENTER, INC.
SUPER MARKET SERVICE CORP.
SUPER PLUS FOOD WAREHOUSE, INC.
TRADEWELL FOODS OF CONN., INC.
UPPER DARBY STUART, LLC
WALDBAUM, INC.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Jennifer Heard
Name:Jennifer Heard
Title:Vice President